UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 22, 2014
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 22, 2014. At the meeting, shareholders voted on the election of the directors and on two proposals:

Voting results on the election of directors to hold office until the annual meeting in 2015 were as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Teresa Beck	136,703,046	1,717,465	128,177	16,869,390
R. D. Cash	136,021,698	2,372,013	154,977	16,869,390
Laurence M. Downes	137,182,533	1,198,748	167,407	16,869,390
Christopher A. Helms	137,384,979	889,228	274,481	16,869,390
Ronald W. Jibson	136,020,599	2,424,056	104,033	16,869,390
Rebecca Ranich	137,419,268	908,221	221,199	16,869,390
Harris H. Simmons	136,419,151	1,824,081	305,456	16,869,390
Bruce A. Williamson	135,967,940	2,332,604	248,144	16,869,390

Voting results on a proposal to ratify the selection of Ernst & Young as the Company's independent auditor were as follows:

Votes For	Votes Against	Abstentions
154,504,318	720,431	193,329

Voting results on a proposal to approve, on an advisory basis, the named executive officer compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,927,034	6,738,275	883,379	16,869,390

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

May 28, 2014	/s/Julie A. Wray
Julie A. Wray Corporate Secretary